[Description: Box with sample "X" with instruction: Please mark your votes as in this example.

[Description: Proxy Card, 7 1/2 inches wide and 4 1/4 inches long] [Description: on left side of the card, the following:]


          -- Source Scientific, Inc. --


       The Board of Directors recommends a vote "FOR APPROVAL OF THE ASSET PURCHASE AGREEMENT AND DISSOLUTION " in Item 1, and "FOR" Item 2.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


[Description:  on right side of the Proxy Card, the following:]

1. To consider  and vote upon a                 [Description:  3 boxes, to affix
   proposal  (a) to approve  the Asset            an X for voting,  one box each
   Purchase Agreement,  for the                   encaptioned: "FOR", "AGAINST",
   acquisition of substantially all of the        and "ABSTAIN"]
   assets of Source Scientific, Inc.(the "Company") by BBI-Source Scientific, Inc., and the related transactions contemplated thereby, all as more fully described in the accompanying Proxy Statement; and (b) thereafter to diss-olve the Company and distribute its net remaining assets in cash to the Company's shareholders of record on the date of dissolution of the Company.

2. To transact such other matters as            [Description:  3 boxes, to affix
   may properly come before the Special            an X for voting.]
   Meeting or any adjournment thereof.

   The undersigned hereby revokes any other proxy to vote at such meeting, and hereby ratifies and confirms that said attorneys and proxies, and each of them may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

----------------------------------   ------------------------------  -----------
SIGNATURE                              SIGNATURE IF HELD JOINTLY        DATE
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

[Description:  on the back of the Proxy Card, the following:]

                             SOURCE SCIENTIFIC, INC.
           This Proxy is Solicited on Behalf of the Board of Directors

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW. THIS PROXY WILL BE TREATED AS A "GRANT OF AUTHORITY TO VOTE FOR" THE ASSET PURCHASE AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY, AND THE SUBSEQUENT DISSOLUTION OF THE COMPANY, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

     The signator of this proxy, ("Signator"), a Shareholder of Source Scientific, Inc., a California corporation (the "Company"), hereby appoints Richard A. Sullivan and Catherine Curtis, Secretary, and each of them, the proxies of the Signator, each with full power of substitution, to attend, vote and act for the undersigned at the Special Meeting of the Shareholders to be held on Wednesday, June 18, 1997, at 11:00 a.m. California time, which the Signator, at the Special Meeting of Shareholders of the Company, would be entitled to vote as specified on the reverse.

Note:  Please notify below any change of address of the Signator:

NEW ADDRESS: -------------------------------------------------------------------

                           (To be Signed on Reverse Side)